Exhibit 99.1

CONTACT:
Elizabeth Besen
Director of Investor Relations
elizabeth.besen@dealertrack.com
(516) 734-3859

DEALERTRACK TO ACQUIRE TRIVIN HOLDINGS, INC.

Expands DealerTrack’s Suite of Solutions to Include Automobile Title Management and
Vehicle Registration Transactions

Lake Success, N.Y., January 10, 2011 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) announced today that it has signed an agreement to acquire triVIN Holdings, Inc. (“triVIN”), a leading provider of automobile title management services to lenders and vehicle registration services to automobile dealers.  DealerTrack will pay approximately $131 million, net of any cash acquired, and the transaction will be financed with existing cash. The acquisition is expected to significantly expand the breadth of DealerTrack’s transaction business, and to further strengthen DealerTrack’s relationships with lenders and automobile dealers.  The acquisition is expected to close in the first quarter of 2011, subject to customary closing conditions.

FDI Collateral Management (“FDI”), one of triVIN’s two primary businesses, provides electronic and paper-based lien and title solutions that allow lenders to outsource the management of vehicle and titles held as collateral for loans.  This business is an excellent complement to DealerTrack’s existing electronic contracting and paper processing services, and will create a comprehensive suite of outsourced solutions for lenders.  FDI provides services to some of the nation's largest banks and captive automotive finance companies, many of which are existing customers of DealerTrack.  FDI connects more than 2,000 lenders with state Departments of Motor Vehicles (DMVs) to process, monitor and report electronic lien and title data.

General Systems Solutions (“GSS”), which is triVIN’s other primary business, provides vehicle registration solutions that allow automobile dealers, fleet companies and other third-parties to electronically register vehicles with DMVs in twelve states, and provides paper-based solutions that allow its customers to obtain vehicle registrations in all fifty states.  GSS has relationships with more than 4,000 dealers, rental and fleet companies.

Through mytitlesupport.com and RegUSA, triVIN helps make on-line title and electronic vehicle registration transactions easier and more efficient for consumers, dealers and lenders.  triVIN and its businesses will be key building blocks for DealerTrack to continue to build its leadership position in providing a comprehensive set of purchase and financing solutions for the retail automobile market, both in store and online.

triVIN is currently a portfolio company of American Capital, Ltd. (Nasdaq: ACAS) and is  headquartered in Groton, Connecticut, with a major facility in Sacramento, California. While triVIN’s 2010 financial statements are not yet finalized, we expect its 2010 revenue to be between $54 and $56 million.

Signature Page - Merger Agreement

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “The combination of DealerTrack’s and triVIN’s businesses creates a comprehensive suite of transaction services available to automobile lenders and dealers. We believe the combined entity will benefit considerably from the ability to cross-sell value-added solutions and services.”  O’Neil continued, “We also believe that this acquisition will better position DealerTrack long-term to facilitate the online purchase and financing of vehicles.”

Mark Furcolo, president and chief executive officer of triVIN, commented, “We are very excited to join forces with DealerTrack since our combined businesses are complementary.” Furcolo continued, “This transaction will benefit our customers by allowing us to offer a broader array of services through one organization.  We believe the combination will allow us to leverage our platforms and accelerate the development of new services for our customers.”

The triVIN executive team is expected to remain with the combined company.

The acquisition has been approved by the respective Boards of Directors of both DealerTrack and triVIN. The transaction has also been approved by triVIN’s stockholders.

DealerTrack was represented by O’Melveny and Meyers LLP in this transaction.

Conference Call

DealerTrack will host a conference call to discuss this acquisition on January 10, 2011 at 10:00 am Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=90806. In addition, a live audio of the call will be accessible to the public by calling (877) 303-6648 (domestic) or (970) 315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until January 24, 2011.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, agents and aftermarket providers. Our solution set for dealers is the industry's most comprehensive. DealerTrack operates the industry's largest online credit application network, connecting approximately 17,000 dealers with over 900 lenders. Our Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access that will streamline any automotive business. Dealers using DealerTrack AAX get the inventory management tools and services needed to accelerate turns and increase profit. Our Sales/Finance and Insurance solution enables dealers to streamline the entire sales process while structuring all types of deals from a single integrated platform. DealerTrack's Compliance solution helps dealers meet legal and regulatory requirements and protect their hard-earned assets. DealerTrack's family of companies also includes data and consulting services providers ALG and Chrome Systems.  For more information, visit www.dealertrack.com.

Signature Page - Merger Agreement

About triVIN Holdings, Inc. (www.trivin.com)
triVIN Holdings, Inc, through its operating subsidiaries, provides solutions that streamline motor vehicle credentialing.  From registration and titling to collateral management, triVIN services dealerships, leasing companies, rental agencies, financial institutions, and consumers nationwide.  The company’s suite of products and services help users increase efficiency, save money, and provide superior customer service.  FDI offers electronic lien and title management services for liens and loans, while GSS enables processing of motor vehicle transactions.  RegUSA processes cross-state vehicle transactions.

Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding benefits to DealerTrack and its customers of the pending acquisition of triVIN by DealerTrack, triVIN’s expected 2010 revenues, possible cross- selling opportunities from the pending acquisition, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; reductions in auto dealerships; the impact of some vendors of software products for automotive dealers making it more difficult for triVIN’s customers to use triVIN’s solutions and services; the ability of DealerTrack to integrate triVIN’s business; DealerTrack’s success in expanding its customer base and product and service offerings, and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

TRAK-E ###

Signature Page - Merger Agreement